                         NovaStar Home Equity Loan Trust
                  NovaStar Home Equity Loan Asset-Backed Notes
                                  Series 1998-1

                             Statement To Bondholder

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                                                              DISTRIBUTIONS IN DOLLARS
                              PRIOR                                                            CUMULATIVE                CURRENT
             ORIGINAL       PRINCIPAL                                                 REALIZED  REALIZED   DEFERRED     PRINCIPAL
CLASS       FACE VALUE       BALANCE         INTEREST      PRINCIPAL      TOTAL        LOSSES    LOSSES    INTEREST      BALANCE
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BONDS     300,000,000.00   278,470,842.92  1,268,363.37  5,367,355.37   6,635,718.74    0.00     0.00       0.00      273,103,487.55

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TOTALS    300,000,000.00   278,470,842.92  1,268,363.37  5,367,355.37   6,635,718.74    0.00     0.00       0.00      273,103,487.55
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Maximum Bond Interest Rate                                                                                                 13.50000%
Available Funds Interest Rate                                                                                               8.79332%
Bond Interest Rate                                                                                                          5.28938%






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                              FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                     PASS-THROUGH
                            PRIOR                                                            CURRENT                RATES
                          PRINCIPAL                                                         PRINCIPAL
CLASS         CUSIP        BALANCE             INTEREST        PRINCIPAL         TOTAL       BALANCE       CURRENT          NEXT
------------------------------------------------------------------------------------------------------------------------------------

BONDS       66987XAA3     928.236143           4.227878       17.891185         22.119062   910.344959    5.289380%       5.112340%




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
Seller:                        NovaStar Financial, Inc.
Servicer:                      NovaStar Mortgage Corporation
Record Date:                   November 30, 1998
Distribution Date:             November 25, 1998
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

                         NovaStar Home Equity Loan Trust
                  NovaStar Home Equity Loan Asset-Backed Notes
                                  Series 1998-1

                             Statement To Bondholder

-----------------------------------------------------------------------------------------------------------------------------------

Distribution Date:                     November 25, 1998
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Aggregate Collections From the Mortgage Loans
--------------------------------------------------------------------------------

Total Collection on Pool                                        7,032,166.43
Total Servicer Advances                                                 0.00
Total Compensating Interest                                             0.00
--------------------------------------------------------------------------------


Available Funds Cap Carry-Forward Amount                                                                                     0.00
Aggregate Unpaid Available Funds Cap Carry-Forward Amount                                                                    0.00

Current Period Insured Payments Paid by Insurer                                                                              0.00
Aggregate Unreimbursed Insured Amounts Payable to Insurer                                                                    0.00

Aggregate Beginning Principal Balance of Mortgage Loans                                                            286,829,114.74
Aggregate Ending Principal Balance of Mortgage Loans                                                               282,239,681.51

Required Subordination Amount                                                                                       15,454,546.00
Current Subordination Amount                                                                                         9,136,193.96
Subordination Increase Amount                                                                                          777,922.14
Subordination Reduction Amount                                                                                               0.00
Net Monthly Excess Cashflow                                                                                                  0.00
Unpaid Accrued Interest                                                                                                      0.00
Current Realized Loss on Mortgage Loans                                                                                      0.00
Aggregate Realized Loss on Mortgage Loans                                                                                    0.00

Weighted Average Net Mortgage Rate                                                                                    9.49154799%


----------------------------------------------------------------------------------------------------------------
DELINQUENCY                  DELINQUENT        DELINQUENT        DELINQUENT       LOANS IN          REO
INFORMATION                  30-59 DAYS        60-89 DAYS        90 + DAYS       FORECLOSURE      PROPERTY
----------------------------------------------------------------------------------------------------------------

PRINCIPAL BALANCE           5,059,565.77    3,159,691.67     1,110,985.87       7,268,204.06    1,254,924.51
NUMBER OF LOANS                       49              31               15                 63              11
----------------------------------------------------------------------------------------------------------------


------------------------------------------------------------
REPURCHASE                    Current         Cumulative
INFORMATION                    Period           History
------------------------------------------------------------

PRINCIPAL BALANCE                0.00           0.00
NUMBER OF LOANS                     0              0
------------------------------------------------------------


Cumulative Loss Percentage                                                                                               0.00000%
Delinquency Percentage                                                                                                   0.39363%
Rolling Delinquency Percentage                                                                                           0.80218%

Prepayment Interest Shortfalls                                                                                               0.00
Relief Act Shortfalls                                                                                                        0.00






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

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